UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 1, 2024

RICEBRAN TECHNOLOGIES
(Exact Name of registrant as specified in its charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25420 Kuykendahl Rd., Suite B30		77375
Tomball, TX
(Address of principal executive offices)		(Zip Code)

(218) 773-7564
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth under Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth under Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 2.04 by reference.

Item 8.01	Other Events.

On October 31, 2024, RiceBran Technologies, a California corporation (the “Company”) entered into that certain Secured Party Asset Purchase Agreement by and among Funicular Funds, LP, a Delaware limited partnership (“Funicular”), the holder of the notes (the “Secured Party”) and the Company (the “Agreement”).

The Company is indebted to the Secured Party pursuant to the terms of (i) that certain Secured Promissory Note, dated as of December 1, 2023 (as amended, restated, supplemented or otherwise modified from time to time), (ii) that certain Secured Promissory Note, dated as of June 4, 2024 (as amended, restated, supplemented or otherwise modified from time to time), (iii) that certain Secured Promissory Note, dated as of July 22, 2024 (as amended, restated, supplemented or otherwise modified from time to time) (collectively, the “Secured Notes”), each of (i), (ii) and (iii) were executed by the Company in favor of the Secured Party and guaranteed by MGI Grain Incorporated (“MGI Grain”) and Golden Ridge Rice Mills, Inc., as guarantors, and (iv) all other documents, instruments and agreements entered into in connection with the Secured Notes (as amended, restated, supplemented and/or modified from time to time, collectively with the Secured Notes, the “Note Documents”). The Secured Party also holds a security interest in substantially all of the Company’s personal property (as defined in the Note Documents).

On September 20, 2024, the Company acknowledged that Event of Defaults have occurred and continued to occur under the Note Documents, and the Secured Party accelerated the maturity of the indebtedness of the Company to the Secured Party under the Note Documents. Pursuant to the Note Documents, the Secured Party is entitled to exercise its remedies under the Note Documents and applicable law, including the Uniform Commercial Code (the “Code”).

As of September 20, 2024, the Company’s total obligations to the Secured Party were $5.4 million. The Company does not have sufficient funds to repay the Secured Party and does not have any commitments for additional funds.

On September 20, 2024, pursuant to Section 9-611 of the Code, the Secured Party delivered a Notice of Public or Private Disposition of Collateral (the “Notice”) to the Company and all other parties required under the Code. In accordance with the Notice, a public auction of certain Company assets occurred on October 24, 2024. The assets included the Transferred Assets (as defined in the Agreement). The sale of the assets was effected via a statutory procedure under Article 9 of the Code, which permits a creditor to exercise its right of foreclosure subsequent to a borrower’s loan default, take control of collateral assets of a borrower and sell them while reserving rights to credit bid.

On October 24, 2024, the foreclosure sale pursuant to the auction was completed, and the Transferred Assets were sold to Funicular.

Effective as of the consummation of the sale, the Company ceased to have any further business operations.

1

The Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Agreement herein does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Secured Party Asset Purchase Agreement by and among RiceBran Technologies, Funicular Funds, LP and the holder of the notes, dated October 31, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2024	RICEBRAN TECHNOLOGIES
	By:	/s/ William J. Keneally
	Name:	William J. Keneally
	Title:	Interim Chief Financial Officer and Secretary

3